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                                                                   Exhibit 10.12

                       SEPARATION OF EMPLOYMENT AGREEMENT
                               AND GENERAL RELEASE

      WHEREAS James Donegan ("Executive") has been employed by The Med-Design Corporation (the "Company"), but wishes to resign his employments as CEO and President of the Company, as well as his employment with any affiliated company. Accordingly, the Executive and the company agree as follows:

      1. Executive's employment with the Company and any and all affiliated companies shall terminate effective October 14, 2004 (the "Termination Date")

      2. In consideration of the promises of the Company set forth in paragraph 5 below, Executive and his or her heirs, executors and administrators, intending to be legally bound hereby permanently and irrevocably agree that Executive's employment with the company shall terminate on the Termination Date and hereby REMISE, RELEASE and FOREVER DISCHARGE the Company and any individual or organization related to the company and against whom or which Executive could assert a claim, including any and all subsidiaries and affiliates, and their officers, directors, shareholders, partners, employees, attorneys and agents, and their respective successors and assigns, heirs, executors and administrators (hereinafter referred to collectively as "Releases"), of and from any and all cause of action, suits, debts, claims and demands whatever, which he had, has, or may have against Releases up until the date of his execution of this Agreement and General Release, other than the Release Exclusions (as defined below). Particularly but without limitation Executive releases all claims relating in any way to his employment, the termination of this employment contract and relationship with the Company, or his status as on owner/shareholder of the Company, including without limitation claims that could be brought under the Pennsylvania Human Relation Act, 43 P.S. 951 et seq., California Fair Employment and Housing Act, the California Labor Code Title VII, of the Civil Rights Act of 1964 as amended 42 section U.S.C. 2000e et seq., the Americans with Disabilities Act, 42 U.S.C section 12101 et seq., the Employee Retirement Income Security Act 29 U.S.C. 1001 et seq., the Age Discrimination in Employment Act, as amended 29 U.S.C. 621 et seq ., (the "ADEA") and any and all other waivable statutory or common law claims, including claims for attorney's fees and costs, except that this release does not give up any rights Executive may have to (i) to seek indemnification pursuant to applicable state law and the Company's By-laws (ii) to seek coverage under directors' and officers' liability insurance policies maintained or required to be maintained by the Company and
(iii) the payments and benefits Executive is entitle to receive under paragraph 5 below (collectively, the "Release Exclusions")

      3. Executive shall promptly take all steps necessary to dismiss with prejudice any and all pending complaints, charges and grievances against the Company or Releases regardless of whether they are or have been filed internally or externally.


      4. For the purposes of implementing a full and complete release and discharge of claims, Executive expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all the claims described in the proceding paragraphs, whether known or unknown, suspected or unsuspected, and that this Agreement contemplates the extinction of all such claims, including claims for attorney's fees. Executive expressly waives any right to assert after the execution of this Agreement that any such claim, demand, obligation, or cause of action has, through ignorance or oversight, been omitted from the scope of the Agreement. Executive

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expressly waives any and all rights and benefits conferred upon Executive by the provisions of section 1542 of the Civil Code of California which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him must have materially affected his settlement with the debtor."

   5. In full complete and for adequate consideration of executive's execution of this Separation of Employment Agreement and General Release, and his agreement to be legally bound by its terms, the Company shall provide to Executive the following:


        (a) Executive shall be paid, as and for severance, the sum of Three Hundred Forty-Six Thousand Three Hundred and Three Dollars and Ninety-Eight Cents($346,303.98) commencing the Termination Date and through November 15, 2005. Said payment shall be payable in not less frequently than equal bi-weekly installments. During the period of time from the Termination Date and through November 15, 2005 Executive will make himself available for consultation at reasonable times via the telephone for up to five(5) hours per month, upon 72 hours notice.

        (b) In the event that, and for so long as, after Termination Date the Company's provider(s) of group medical and life and disability insurance permits Executive to be enrolled for coverage in such plans due to Executive's consulting with the Company and receipt of severance payments in bi-weekly installments, and Executive's shall remaining so enrolled such plans, under the terms made available to other senior executives of the Company (which include but are not limited to Executives paying the cost of disability insurance), through but not after November 15, 2005. The Company makes no guarantee as to whether Executive after the Termination Date can be so enrolled, for any length of time or at all, in such plans. The Company undertakes no obligations to keep Executive enrolled in any such plans. In the event that company's provider (s) demand extraordinary fees or any earlier date on which Executive ceases to be enrolled in the company's group medical plans or the company's group medical provider does not permit executive to be enrolled in the Company's group medical plan(s), the company shall provide to Executive, if he so elects, for up to 18 months thereafter, continuation of his coverage in the Company's group medical plan(s) only, at Executive's expense, pursuant to the Consolidated Omnibus Budget Reconciliation at ("COBRA"), except that the company shall pay any Premiums that may be required to continue such COBRA coverage through November 15, 2005. After November 15, 2005, continued COBRA coverage shall be subject to termination prior to the end of the 18-month period as permitted under applicable COBRA regulation (e.g., nonpayment of premiums, gain of other coverage, etc.,). The Company shall not provide Executive with any continuation of life or disability insurance after the Termination Date in the event of the company's provider(S) to not permit executive to remain enrolled in such plans. Under no circumstances will be Company any premium required to continue any form of coverage after November 15, 2005. In the event that COBRA medical coverage continuation also is unavailable or providing such coverage would adversely affect the tax status of any applicable plan, the Company may elect instead to pay Executive cash in an amount equal to that which he would have to pay to secure substantially similar coverage.


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        (c) Commencing November 15, 2005 through November 14, 2006. Executive shall receive, as severance, the sum of One Hundred and Fifty Thousand Nine Hundred and Seventy-One Dollars and Eighteen Cents ($150,971.18) payable not less frequently than bi-weekly in equal amounts. During such time, Executive will make himself available at reasonable times for up to three (3) hours per month telephone consultation with the company, upon 72 hours notice.

        (d) The Company agrees that options held by Executive to purchase 120,000 shares of Company common stock (of which options to purchase 100,000 shares of which were granted on October 10, 2002, and options to purchase 20,000 shares were granted March 17, 2003) with an exercise price of $3.25 each will be fully vested as of the Termination Date.

        (e) The Company shall grant the Executive full vested options to purchase 30,000 shares of Company common stock with an exercise price per share equal to the closing price per share of the common stock as reported on Nasdaq on the date of execution of this Agreement and General Release. Such options shall expire 10 years from the date of the grant.

        (f) The Company agrees that in the event of a merger, in connection with which options of other executive officers and/or directors of the Company are repriced, the Company will similarly reprice all options held by Executive.

        (g) The Company shall continue to pay to Executive the allowance (up to $2500.00 per month) to cover his rent and utilities at the 1211 Bayside Circle, Oxnard, CA 93035 address through April 30, 2005, when the Executive's lease at that location expires; and the Executive agrees that he shall make reasonable efforts necessary to assign to the Company any right he has to renew such lease, and further agrees that the Company shall have the right to purchase the furniture owned by Executive (excluding personal effects and any artwork) and situated in such residence, at a price to be agreed by the parties. Executive makes no representations to the Company that there are any rights or options with respect to renewal of said residence lease.

        (h) The Company agrees that Executive shall receive a pro rata contribution to his 401k account, for the period in which Executive was employed during the year 2004 up to the Termination Date, in accordance with the terms and conditions in effect during such period, expect that if such contribution would be permitted under the terms of the applicable plan, the Company will provide Executive with an equivalent amount of cash.

        (i) Regardless of whether Executive signs this agreement, and in addition to any and all other rights of Executive as set forth herein, Executive shall immediately receive any benefits accrued or earned as of the Termination Date, in accordance, with the terms of any applicable benefit plans of the Company and applicable laws.

        (j) With respect to any consultation by Executive with Company as provided for herein, Company shall reimburse Executive all reasonable and necessary expenses incurred in connection with Executive's providing services performed at the request of the Company. Should Company request, and Executive agree, to attend any actual meetings, Company shall reimburse Executive within fifteen (15) days of submission of billing, for any and all actual and reasonable expenses of Executive incurred by Executive in performing the requested services. With respect to any of the consulting and advisement services to be provided by Executive to


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Company, Executive shall receive direction only from the Board of Directors of the Company and /or its Committees, and Executive shall report to and consult with only the Board of Directors itself or its Committees.

      Except as set forth in this Agreement, it is expressly agreed and understood that Releases do not have, and will not have, any obligation to provide Executive at any time in the future with any payments, benefits or consideration.

      6. The parties acknowledge that the performance of the promises of each is expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth in this Agreement and General Release. Notwithstanding any other provision to the contrary, nothing in this Agreement shall alter any of the rights or responsibilities Executives has as a Director, nor restrict any right Executive may have as a shareholder or option holder of the Company, Executive shall remain, pursuant to his current election by shareholders, as a Director of the Company.

      7. Company shall have no right to offset, in any form or manner the benefits to Executive as set forth in paragraph 5 hereinabove, for any reason whatsoever. It is expressly further agreed that all of the benefits set forth in paragraph 5 hereinabove shall inure to the benefit of Executives heirs. None of the benefits set forth in paragraph 5 herein above, other than Executive's obligation to consult, shall terminate on Executive's death or disability, and the payments set forth in paragraph 5 above are not expressly contingent on Executive's ability to provide the consulting services nor shall they be affected by Executive's inability to provide those services whether due to disability or death. In the event of a dispute regarding Executive's performance of consulting services, if the parties are unable to resolve the matter between themselves, before initiating any arbitration pertaining to such dispute, the parties shall engage in non-binding mediation, in Ventura County, California to resolve any issues pertaining to the performance of consulting services. In the event that mediation is unsuccessful, the parties shall submit the issue pertaining to performance of consulting services to binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. The arbitration shall be held in Ventura County before on arbitrator. The sole jurisdictional authority of the arbitrator shall be to determine the number of hours that Executive owes to the Company for consulting and fix a schedule for performance of those hours that have accrued and were not provided, if any, and fix a schedule for the performance of any future hours remaining under the terms of paragraph 5. The arbitrator shall have no other jurisdiction or authority, express or implied whatsoever. The determination of the arbitrator for the scheduling of the performance of the consulting services shall be binding on the parties and may be entered as an order of the Superior Court of the State of California for the County of Ventura and shall be binding on the parties. The arbitrator is expressly divested of any other jurisdiction, authority or power other than as expressly set forth herein. It is specific contemplation and agreement of the parties that nothing shall affect the obligation of the company to pay the payments set forth in paragraph 5 to Executive and that the sole authority of the arbitrator shall be to fix times for performance of the consulting. The fees and expenses of any mediator or arbitrator and/or the American Arbitration Association engaged to resolve any dispute pertaining to performance of consulting services as set forth above shall be paid by the Company. Each party shall bear its own attorney's fees costs incurred in connection with any such arbitration or mediation.

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      8.    Executive hereby agrees and recognizes that, as of his Termination
Date, Executive's employment relationship with the Company or Releasees will be severed. Other than by communication with the Board of Directors and/or its Committees, Executive will not apply for a position with the Company or its affiliates and Executive waives his or her right to be hired or rchired in the future by the Company and any of its affiliates. Executive shall have thirty
(30) days from the Termination Date to remove his personal belongings from and vacate his Company office.

      9. Executives agrees and acknowledges that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by Releasees to Executive to Company.

      10. This Agreement and General Release, and the provisions of the Employment Agreement that survive Executive's termination of employment, including but not limited to Exhibits C (pertaining to nondisclosure, nonsolicitation and invention assignment) and E (pertaining to noncompetition) attached thereto, constitute the complete and entire understanding between the parties, and supersede any and all prior agreements and understandings, including other provisions of the Employment Agreement, between the parties to the extent they are inconsistent with this Agreement. The foregoing notwithstanding, Executive and Company hereby agree to amend Exhibit C as follows: The Company may not unreasonably withhold approval, pursuant to paragraph 2.1, of Executive's engaging in outside business activity or employment; nor may the Company unreasonably determine the appropriateness or inappropriateness of any investment pursuant to paragraph 2.2; nor may the Company unreasonably determine whether employment or investment is a direct competitor of the Company, pursuant to paragraph 2.4; and the Superior Court State of California for the County of Ventura shall have exclusive jurisdiction over any and all disputes arising under Exhibit C, without giving effect to any conflicts of laws provisions. The Company and Executive hereby agrees that for the purpose of Exhibit C, the date on which Executive's employment ceases and/or ends is the Termination Date. The company and Executive also hereby agree to amend Exhibit E such that it reads as follows; "For a period of one year within the geographical confines of United States of America and Canada, Executive will not directly or indirectly own, manage, operate, join, control or be employed in any manner with any business of the type and character of the Company's business at the time of Executive's termination. Such restriction is not intended to apply to, affect, or limit Executive's rights and/or authority as a shareholder, option holder, and director of the Company or Executive's performing consulting services for the Company as an independent contractor, nor shall Executive be precluded from owning passively up to 5% of the stock of any Company whose securities are listed on a national securities exchange or on the NASDAQ system". Executive acknowledges that the terms of Exhibits C and E, as modified herein are reasonable and necessary, to assure his loyalty and prevent conflicts of interest while he is a director of the company and performing consulting services for the Company as an independent contractor. Executive represent that any and all documents and/or other items containing Confidential Information (as that term if defines in Exhibit C), excluding materials Executive may properly maintain in his capacity as a Director, will be returned to the Company within five business days of the Termination Date.

      11. Executive hereby certifies that he has read the terms of this Agreement and General Release, that he has been and is hereby advised, in writing, by the Company to consult with an attorney of his own choice prior to executing this Agreement, that he has had an


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opportunity to do so, and that he understands this Agreement's terms and effects. Executive agrees that the drafting of the terms of this Agreement and General Release was accomplished through negotiations between represented parties and that as a result the rule of construction that any ambiguity in a writing may be construed against the drafter does not apply to any action to enforce the terms of this Agreement and General Release. Executive further certifies that neither Releases nor any representative of Release has made any representation to Executive concerning this Agreement and General Release other than those contained herein.

      12. Executive acknowledges that he has been informed that this Agreement and General Release includes a waiver of claims under ADEA. Executive has the right to consider this Agreement and General Release for a period of 21 days beginning the day he receives it. Executive also understands that for a period of seven days following his execution of this Agreement and General Release, he has the right to evoke his agreement hereto by giving written notice to the Company, care of John S. Battenfeld, Esquire, Morgan, Lewis & Bockius LLP, 300 South Grand Avenue, Twenty-Second floor, Los Angeles, CA 90071-3132. This Agreement shall not become effective or enforceable until the revocation period has expired. So long as Executive does not revoke his agreement hereto during the aforesaid seven days period, this Agreement and General Release shall be enforceable without regard to whether Executive ever reaffirms in writing his agreement hereto; and the Company expressly waives any right it may have had to demand such reaffirmation.

      13. If any provision of this Agreement and General Release is deemed invalid, the remaining provision shall not be affected.

      14. The provision of this Agreement and General Release shall be governed by the laws of California, without regard to any choice of law provision. This Agreement may be executed in counterparts all of which together shall be deemed one document. Facsimile Signatures shall be deemed original Signatures for all purposes.

      15. Except as provided above in paragraph 7, the venue for any disputes between the parties shall be Superior Court State of California for the county of Ventura, and in any such case in which a party prevails in action to enforce the terms of this Agreement, the court may award that party a reasonable attorney's fee and costs.


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      IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Agreement and General Release on the dates indicated below.

DATED: October 14, 2004                     /s/ JAMES DONEGAN
                                            ---------------------------
                                            JAMES DONEGAN


DATED: October 14, 2004                     THE MED DESIGN CORPORATION

                                            __________________________

                                            BY: /s/ Joseph N. Bongiovanni

                                            TITLE:____________________

DATED: October 14, 2004                     THE MED DESIGN CORPORATION

                                            __________________________

                                            BY: /s/ Vincent Papa

                                            TITLE: SEC


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